UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION	20-2777218
(a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-6200

550 South Tryon Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip code)

(704) 382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2014, in order to provide Mr. Lloyd M. Yates with the same severance protection that is provided to other executive officers who report to the Chief Executive Officer, Duke Energy Corporation (the “Corporation”) entered into a Change in Control Agreement (the “Agreement”) with Mr. Yates, effective July 3, 2014.  In addition, effective July 3, 2014, Mr. Yates automatically will become a “Tier I” participant under the terms of the Duke Energy Corporation Executive Severance Plan (the “Plan”) on the same terms and conditions as apply to other executive officers who report to the Chief Executive Officer.  As described in more detail in the Corporation’s most recent annual proxy statement dated March 20, 2014, the severance potentially available to Mr. Yates under the Agreement and Plan generally equals two times his annual compensation and benefits, with no gross-up protection for golden parachute excise taxes.  Until July 2, 2014, Mr. Yates continues to be eligible for certain severance protection under the Progress Energy, Inc. Management Change-in-Control Plan which, pursuant to its terms, automatically will cease to provide severance protection on the second anniversary of the merger between the Corporation and Progress Energy, Inc. (i.e., on July 2, 2014).  The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)                                 The Corporation held its Annual Meeting on May 1, 2014.

(b)                                 At the Annual Meeting, shareholders voted on the following items:  (i) election of directors, (ii) ratification of the appointment of Deloitte & Touche LLP as the Corporation’s independent public accountant for 2014, (iii) an advisory vote on the Corporation’s named executive officer compensation, (iv) an amendment to Duke Energy Corporation’s Amended and Restated Certificate of Incorporation to authorize shareholder action by less than unanimous written consent, (v) a shareholder proposal regarding shareholder right to call a special shareholder meeting, and (vi) a shareholder proposal regarding political contribution disclosure.  For more information on the proposals, see Duke Energy’s proxy statement dated March 20, 2014.  Set forth below are the final voting results for each of the proposals.

•                  Election of Director Nominees

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes	Percent Voted For
G. Alex Bernhardt, Sr.	403,701,232	26,399,427	—	162,267,169	93.86
Michael G. Browning	414,264,916	15,835,743	—	162,267,169	96.32
Harris E. DeLoach, Jr.	411,350,193	18,750,466	—	162,267,169	95.64
Daniel R. DiMicco	419,071,694	11,028,965	—	162,267,169	97.44
John H. Forsgren	419,557,267	10,543,392	—	162,267,169	97.55
Lynn J. Good	420,249,597	9,851,062	—	162,267,169	97.71
Ann M. Gray	391,534,602	38,566,057	—	162,267,169	91.03
James H. Hance, Jr.	408,791,401	21,309,258	—	162,267,169	95.05
John T. Herron	420,194,825	9,905,834	—	162,267,169	97.70
James B. Hyler, Jr.	406,769,433	23,331,226	—	162,267,169	94.58
William E. Kennard	421,338,964	8,761,695	—	162,267,169	97.96
E. Marie McKee	416,299,258	13,801,401	—	162,267,169	96.79
E. James Reinsch	419,365,161	10,735,498	—	162,267,169	97.50
James T. Rhodes	407,338,763	22,761,896	—	162,267,169	94.71
Carlos A. Saladrigas	365,597,602	64,503,501	—	162,267,169	85.00

•            Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountant for 2014

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percent Voted For
580,567,286	9,246,282	2,555,330	0	98.00

•            Approval, on an advisory basis, of Duke Energy Corporation’s named executive officer compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percent Voted For
395,605,917	26,735,337	7,760,474	162,267,169	91.98

•                  Approval of the amendment to Duke Energy Corporation’s Amended and Restated Certificate of Incorporation to authorize shareholder action by less than unanimous written consent

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percent of Outstanding Shares Voted For
413,619,741	12,869,763	3,612,224	162,267,169	58.50

•            Shareholder proposal regarding shareholder right to call a special shareholder meeting

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percent Voted For
254,736,410	169,792,744	5,572,575	162,267,169	59.22

•                  Shareholder proposal regarding political contribution disclosure

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percent Voted For
182,982,043	187,617,534	59,502,151	162,267,169	42.54

(c)                                  Not applicable.

(d)                                 Not applicable.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Change in Control Agreement between Duke Energy Corporation and Lloyd M. Yates, dated as of April 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 6, 2014	By:	/s/ Julia S. Janson
Executive Vice President, Chief Legal
Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Change in Control Agreement between Duke Energy Corporation and Lloyd M.Yates, dated as of April 30, 2014